EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-215586, 333-213732 and 333-208467), on Form S-8 (File No. 333-210812) and on Form S-3 (File No. 333-233653 and 333-249062) of Torchlight Energy Resources, Inc. of our report dated March 18, 2021 relating to the consolidated financial statements, which appears in this Form 10-K for the year ended December 31, 2020.

/s/ Briggs & Veselka Co.

Houston, Texas
March __, 2021